UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016
Bellicum Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2130 W. Holcombe Blvd., Ste. 800 Houston, TX		77030
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 832-384-1100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Bonus Payments and 2017 Salary and Target Bonus Information for Certain Executive Officers
On December 15, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Bellicum Pharmaceuticals, Inc. (the “Company”) approved (i) the payment of annual cash bonus awards with respect to performance for fiscal year 2016, which will be paid in January 2017, (ii) annual increases in base salaries for fiscal year 2017, and (iii) target performance bonuses for fiscal year 2017, for certain of the Company’s executive officers as set forth below. The base salaries for fiscal year 2017 are effective as of January 1, 2017. The target performance bonus amounts for fiscal year 2017 are expressed as a percentage of the corresponding 2017 base salary and remain unchanged from 2016 target percentages.
The following table sets forth the amounts approved by the Committee for each of the Company’s principal executive officer, principal financial officer and the other named executive officers:

Name	2017 Base Salary	2016 Bonus Payment	2017 Target Bonus (% of Base Salary)
Thomas J. Farrell President and Chief Executive Officer	$516,133	$177,891	50%
Annemarie Moseley, Ph.D., M.D. Chief Operating Officer and Executive Vice President of Clinical Development	$435,000	$119,934	40%
Alan A. Musso, CPA, CMA Chief Financial Officer and Treasurer	$385,000	$91,448	35%

Equity Award Information for Certain Executive Officers

On December 15, 2016, the Committee also approved restricted stock unit awards and stock option grants, effective as of January 3, 2016, under the Company’s 2014 Equity Incentive Plan (the “Plan”), to the Company’s principal executive officer, principal financial officer and the other named executive officer, as follows:

Name	Restricted Stock Unit Award (# of shares)	Option Award (# shares)
Thomas J. Farrell President and Chief Executive Officer	26,875	48,375
Annemarie Moseley, Ph.D., M.D. Chief Operating Officer and Executive Vice President of Clinical Development	10,000	18,000
Alan A. Musso, CPA, CMA Chief Financial Officer and Treasurer	7,500	13,500

The above restricted stock unit awards will vest annually over a four-year period, commencing on the one-year anniversary of the grant date, subject to the officer’s continued service to the Company over the term of the vesting.

The above stock options will have an exercise price equal to the closing price of the Company’s common stock on the date of grant, January 3, 2016, and vest over a four-year period. The stock options entitle the holder, following vesting of the stock option, to acquire the underlying number of shares by paying the exercise price for such shares. The stock options will terminate after 10 years, or earlier if the executive officer ceases to provide services to the Company.

The Committee intends to grant additional stock options to the officers in June 2017, contingent upon stockholder approval of an increase in the available share reserve under the Plan.

Item 8.01 Other Events.

On December 21, 2016, the Committee approved an amendment to the Company’s non-employee director compensation policy to provide that directors who are not also serving as an employee of the Company will receive the compensation described in the policy, even if serving as a consultant to the Company; and to include in the policy the previously reported compensation for members of the Company’s Science Committee and Finance Committee. A copy of the policy, as amended, is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Non-employee Director Compensation Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bellicum Pharmaceuticals, Inc.

Dated: December 21, 2016	By:	/s/ Ken Moseley
Ken Moseley Senior Vice President and General Counsel

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Non-employee Director Compensation Policy